Exhibit 8.1
Law Offices of
Stevens & Lee
A Professional Corporation
111 North Sixth Street
P. O. Box 679
Reading, PA 19603-0679
(610) 478-2000 Fax (610) 376-5610
June 5, 2009
Board of Directors
Penn Millers Holding Corporation
72 North Franklin Street
Wilkes-Barre, PA 18773

Re:	Plan of Conversion of Penn Millers Mutual Holding Company From Mutual to Stock Form
Ladies and Gentlemen:
     Reference is made to the information set forth under the heading “Federal Income Tax Considerations” (the “Federal Income Tax Summary”) contained in the Registration Statement on Form S-1, Registration No. 333-156936 (the “Registration Statement”), filed by Penn Millers Holding Corporation with the Securities and Exchange Commission (the “SEC”).
     We have participated in the preparation of the Registration Statement, including, in particular, the Federal Income Tax Summary. We hereby confirm that the statements of United States federal income tax law, or legal conclusions with respect to United States federal income tax law, in the Registration Statement under the heading, “Federal Income Tax Considerations,” constitute the opinion of Stevens & Lee, and that such statements are correct in all material respects, based upon the provisions of the Internal Revenue Code of 1986, as amended, Treasury Department temporary and final regulations, judicial decisions, and rulings and administrative interpretations published by the Internal Revenue Service (“IRS”), as each of the foregoing exists on the date hereof. Our opinion is also based on the facts, representations and assumptions set forth in the Registration Statement and certain representations as to facts provided by Penn Millers Holding Corporation (“PMHC”) and Penn Millers Mutual Holding Company (“PMMHC”), which PMHC and PMMHC believe are consistent with the facts that will exist on the effective date and at the effective time of the transactions, and upon the assumption that the transactions described in the Registration Statement will be completed in accordance with the Plan of Conversion From Mutual to Stock Form adopted by the board of directors of Penn Millers Mutual Holding Company on April 22, 2009.
     Our opinion is not binding on the IRS or a court of law, and no assurance can be given that the IRS will not challenge the Federal Income Tax Summary or the opinions set forth therein or that the Federal Income Tax Summary or the opinions set forth therein will be sustained by a court if so challenged. In addition, no assurance can be given that legislative or administrative action or judicial decisions that differ from our opinion will not be forthcoming. Any such
Philadelphia      •      Reading      •      Valley Forge      •      Lehigh Valley      •      Harrisburg      •      Lancaster       •      Scranton
Williamsport      •      Wilkes-Barre      •      Princeton      •      Cherry Hill      •      New York      •      Wilmington
A PROFESSIONAL CORPORATION

Law Offices of
Stevens & Lee
A Professional Corporation
Board of Directors
Penn Millers Holding Corporation
June 5, 2009

differences could be retroactive to transactions or business operations prior to such actions or decisions. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion following the effective date of the Registration Statement.
     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our written consent. We also consent to the use of our name in the Federal Income Tax Summary and to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.
Very truly yours,
STEVENS & LEE
/s/ Stevens & Lee